Filed Pursuant to Rule 424(b)(3)
File No. 333-220480
ANGEL OAK STRATEGIC CREDIT FUND
(the “Trust”)

April 8, 2024

Supplement to the Statement of Additional Information (“SAI”) of the Trust, dated May 31, 2023, as may be supplemented to date

This supplement provides updated information beyond that contained in the SAI and should be read in conjunction with the SAI.

Effective after the close of business on April 5, 2024, William Richardson has replaced Daniel Fazioli as Treasurer of the Trust.

Accordingly, all references to Daniel Fazioli are hereby removed from the SAI and replaced with references to William Richardson.

The section captioned “Management” is revised by replacing the third row of the table titled “Officers of the Trust” with the following:

Name and Year of Birth	Position with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
William Richardson 1991	Treasurer	Since 2024; indefinite term	Senior Fund Analyst, Angel Oak Capital Advisors, LLC (since 2021), Senior Associate, Aprio, LLP (2016-2021)

Please retain this Supplement with your SAI for future reference.